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                                                                       EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 June 23, 2000


GraphOn Corporation
225 Cochrane Circle
Morgan Hill, California 95037

          Re:  GraphOn Corporation - Registration Statement for
               Offering of an Aggregate of 1,200,000 Shares of Common Stock
               ------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to GraphOn Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,200,000 shares of common stock (the "Shares") authorized for issuance under the Company's 1998 Stock Option/Stock Issuance Plan, Supplemental Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements or direct stock issuances duly authorized under the 1998 Stock Option Stock Issuance Plan and in accordance with the Registration Statement, (b) option agreements duly authorized under the Supplemental Stock Option Plan and in accordance with the Registration Statement or (c) the stock purchase rights duly authorized under the Employee Stock Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP